Exhibit 99.2

NEWS RELEASE
FOR IMMEDIATE RELEASE

Company Contact:	Investor Contact:
Stan Fronczkowski	Brian Korb
Chief Financial Officer	The Trout Group
(302) 456-6789	(646) 378-2923
www.sdix.com	bkorb@troutgroup.com

Strategic Diagnostics Appoints Fran DiNuzzo as President & Chief Executive Officer

NEWARK, Del., October 15, 2008 - Strategic Diagnostics Inc. (NASDAQ: SDIX) – today announced that Francis M. DiNuzzo, currently interim CEO, has been appointed President and Chief Executive Officer, and also elected to the Company’s Board of Directors.

“The Board is pleased to announce the appointment of Fran DiNuzzo as President and CEO. He has served us well in his role as interim CEO, and we have determined that Fran is the right person to lead the Company forward,” said Grover C. Wrenn, Chairman of the Board. “Fran has demonstrated a keen understanding of the opportunities open to Strategic Diagnostics, and we are confident that he will be able to continue to grow the existing antibody business we have and leverage our proprietary Genomic Antibody Technology™ into new and exciting markets.”

Mr. DiNuzzo joined Strategic Diagnostics in February 2008 as Executive Vice President and Chief Commercial Officer. Prior to joining Strategic Diagnostics, Mr. DiNuzzo spent more than 26 years in leadership positions in the life and analytical science industries, most recently at Agilent Technologies.  While at Agilent, he held key positions within the company’s bio-analytical business, including serving as Vice President and general manager of the chemical solutions business unit; the consumables and services business; and the integrated biology solutions business. In each of these roles, he led the development and the implementation of programs to create sustained profitable growth.

Fran DiNuzzo commented, “I am excited by the opportunity to continue leading Strategic Diagnostics. SDI holds a strong position in the proteomics marketplace with core capabilities in antibody technology. As one of the largest commercial manufacturers of antibodies in the United States, we are able to combine the power of our Genomic Antibody Technology™ with the expertise necessary to service broad needs of customers in the pharmaceutical, biotechnology and academic research markets. We are already in the process of taking a focused look at how to best move forward the Genomic Antibody Technology™ to enable leading life science companies to advance their work in a wide range of drug and biomarker research and discovery initiatives.  SDI also continues to have excellent opportunities to generate growth in several industrial markets utilizing novel phage technology in combination with core competencies in antibody design and assay development.  SDI has a portfolio of valuable customers, core capabilities, new technologies, and capable employees that form the basis for a strong and growing business.  I look forward to working with our team to deliver solid business results. ”

About Strategic Diagnostics Inc.
Strategic Diagnostics Inc. is a leading provider of biotechnology-based detection solutions for a broad range of food, water, agricultural, industrial, environmental, and life science applications. By applying its core competencies of antibody, and assay development, the company produces unique, sophisticated diagnostic testing and reagent systems that are responsive to customer diagnostic and information needs. Customers benefit with quantifiable return on investment by reducing time, labor, and/or material costs. All this is accomplished while increasing accuracy, reliability and actionability of essential test results. The company is focused on sustaining this competitive advantage by leveraging its expertise in immunology, proteomics, bio-luminescence and other bio-reactive technologies to continue its successful customer-focused research and development efforts. Recent innovations in high throughput production of antibodies from genetic antigens will complement the company’s established leadership in commercial and custom antibody production for the research, human/animal diagnostics, and pharmaceutical industries, and position the company for broader participation in proteomics research and discovery.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words “anticipate”, “could”, “enable”, “estimate”, “intend”, “expect”, “believe”, “potential”, “will”, “should”, “project” “plan” and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining fourth party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.